Exhibit 99.1

First Quarter 2016 Investor Conference Call

PALM BEACH GARDENS, FL (May 9, 2016)  – Aurora Diagnostics Holdings, LLC announced that it will hold a conference call to review its results for the quarter ended March 31, 2016, on Thursday, May 12, 2016, at 2:00 p.m. Eastern Time. The call may be accessed by dialing (877) 561-2748 for U.S. callers or (720) 545-0044 for international callers.  Please reference conference ID# 6396833.

The Company will provide a live internet webcast of the conference call, as well as an archived replay, all of which can be accessed from the Company’s Investor Relations page at www.auroradx.com.  In addition, a telephonic replay of the conference call will be available through 5:00 p.m. on Thursday, May 19, 2016 and can be accessed by dialing (855) 859-2056 (toll free) or (404) 537-3406.  Please reference conference ID# 6396833.

About Aurora Diagnostics

Aurora Diagnostics is the leading independent specialized laboratory company focused on anatomic pathology at 26 freestanding lab locations in the United States. Employing over 150 licensed physicians, Aurora Diagnostics provides high-quality diagnostics and testing information for the patients of its primary referral sources—dermatologists, OB/GYN professionals, gastroenterologists, urologists, general surgeons, oncologists, and for 86 community hospitals. For additional information regarding Aurora Diagnostics and the services it provides, please visit the company website at www.auroradx.com.

Investor Relations Contact

For questions and inquiries regarding the foregoing, please contact John D’Achille, Director of Financial Reporting, at jdachille@auroradx.com.